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                                                                   EXHIBIT 23.1


                          CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-___________) of WellPoint Health Networks Inc. of our report dated January 31, 2000 relating to the financial statements, which appears in WellPoint Health Networks Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999 and our report dated May 28, 1999 relating to the financial statements, which appear in the WellPoint 401(k) Retirement Savings Plan Annual Report on Form 11-K for the year ended December 31, 1998.



PricewaterhouseCoopers LLP
Los Angeles, CA
May 23, 2000